UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 19, 2020, Clear Channel Outdoor Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

1.    The Company’s stockholders elected the following nominees for director to serve as Class III directors for a term expiring in 2023 or until his successor shall have been elected and qualified.

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John Dionne	374,400,070	10,846,928	43,918,879
Andrew Hobson	374,445,108	10,801,890	43,918,879
Joe Marchese	367,790,977	17,456,021	43,918,879

2.    The advisory resolution on executive compensation was approved.

Proposal 2: Approval of the advisory (non-binding) resolution on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
317,705,482	39,107,947	28,433,569	43,918,879

3.    The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 was ratified.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2020

Votes For	Votes Against	Abstentions	Broker Non-Votes
425,806,107	1,704,736	1,655,034	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 19, 2020	By:	/s/ Brian D. Coleman
	Name:	Brian D. Coleman
	Title:	Chief Financial Officer and Treasurer